Exhibit 99.1
News Release
Media Contact: Megan Manzari Investor Contact: Matt Scalo
(385) 318-3718 (801) 584-3532
megan.manzari@myriad.com matt.scalo@myriad.com

Myriad Genetics Reports Third Quarter Financial Results
Highlights:
•Revenue of $156.4 million for the quarter ended September 30, 2022.
▪Third quarter revenue, excluding divested businesses, was impacted by currency translations ($3.3 million), change of estimates1 ($5.3 million).
▪Third quarter testing volumes, excluding divested businesses, grew 12% year-over-year. Hereditary cancer testing volume continued to improve in 2022 and grew 4% year-over-year in the third quarter. GeneSight volumes grew 34% over third quarter of 2021.
▪We believe that the underlying pricing of Myriad testing products remains stable, notwithstanding that average selling price overall was negatively impacted by currency translations, change of estimates and a non-recurring milestone payment in the third quarter.
•Diluted GAAP earnings per share (EPS) were $(0.43) and adjusted EPS were $(0.19) in the third quarter of 2022.
•Molecular Diagnostic Services Program (MolDX®) assigned the MyRisk® hereditary cancer test Current Procedural Terminology (CPT) code 81479 and assigned favorable test specific pricing.
•Acquired Gateway Genomics, LLC, a leading private developer of consumer genetic tests serving the women’s health market for $67.5 million cash and up to an additional $32.5 million of cash consideration upon achievement of certain revenue, volume and earnings-based targets over 2023 and 2024.
•Updated full year 2022 financial guidance to reflect third quarter business updates.
•Conference call today at 4:30pm ET; slide presentation available now at www.myriad.com.
1 Change of estimates may include both positive and negative adjustments based on actual cash collections for certain diagnostic tests and are primarily driven by changes in the estimated transaction price due to contractual adjustments, obtaining updated information from payors and patients that was unknown at the time revenue was recognized.

SALT LAKE CITY, November 1, 2022 – Myriad Genetics, Inc. (NASDAQ: MYGN), a leader in genetic testing and precision medicine, today announced financial results for its third quarter ended September 30, 2022 and provided an update on business performance.

“Excluding typical seasonality and other temporary headwinds, we believe the overall strength of our business model and improving growth trajectory is clear. Our Mental Health business continues to generate exciting growth, and we believe this momentum is sustainable due to recent peer-reviewed, published clinical data, healthy reimbursement levels, and potential expanding payer coverage," said Paul J. Diaz, president and CEO, Myriad Genetics. "I am also pleased with the progress we have made in our market-leading hereditary cancer testing business. Test volume growth continues to improve and recent pricing updates serve only to support our positive outlook on pricing stability for this important product."

Paul Diaz concluded, “as the pace of Myriad Genetics’ transformation advances, we believe now is an opportune moment to prudently use capital to bolster our offering and accelerate our momentum. We believe the acquisition of Gateway Genomics, with its proprietary portfolio of consumer genetic tests and strong brand reputation, is an excellent strategic fit and will complement our robust Women’s Health portfolio. We look forward to bringing valuable insight from their offering to our patients. And from a financial perspective, is expected to be accretive to Myriad’s growth rate, earnings and operating cash flows in 2024. We are excited to welcome our new Gateway Genomics teammates.”

Financial and Operational Highlights:
•Diagnostic test volumes of 255,674 in the third quarter of 2022 increased 2% year-over-year, or 12% excluding divested businesses. Despite typical third quarter seasonality, hereditary cancer and pharmacogenomics volumes improved sequentially 1% and 2%, respectively, when compared to the second quarter of 2022. On a year-over-year basis, hereditary cancer volumes grew 4% in the third quarter of 2022. Prenatal volume growth in the third quarter was negatively impacted by service disruptions related to the State of California's recent roll out of its prenatal screening program.
•The following table summarizes sequential and year-over-year quarterly volume changes in the company's core product categories:

	Three months ended
	September 30, 2022		June 30, 2022
	Sequential from second quarter 2022	Year-over-Year	Sequential from first quarter 2022	Year-over-Year
Product volumes:
Hereditary cancer	1%	4%	7%	(4)%
Prenatal	(6)%	0%	1%	(4)%
Pharmacogenomics	2%	34%	13%	39%
Tumor profiling	(4)%	3%	5%	1%
Total	(1)%	12%	7%	9%

•Excluding divestitures, revenue for the nine months ended September 30, 2022, increased 5% to $500.3 million compared to revenue for the nine months ended September 30, 2021. The impact of currency translation ($7.1 million) and the non-recurring milestone payment ($4 million) represented headwinds to year-to-date revenue growth of approximately 2%.
•The following table summarizes year-over-year quarterly revenue changes in the company's core businesses by product category:

	Three months ended			Nine months ended
(in millions)	September 30, 2022	September 30, 2021	% Change	September 30, 2022	September 30, 2021	% Change
Product revenues:
Hereditary cancer	$70.5	$79.4	(11)%	$220.6	$241.5	(9)%
Prenatal	22.1	23.6	(6)%	87.3	76.7	14%
Pharmacogenomics	33.0	24.1	37%	95.5	64.3	49%
Tumor profiling	30.8	32.9	(6)%	96.9	94.4	3%
Total	$156.4	$160.0	(2)%	$500.3	$476.9	5%

•Third quarter revenue of $156.4 million compared to the same period in 2021, excluding divested businesses, was impacted by currency translations, change of estimates, and non-recurring milestone payments.

•GAAP gross margins of 67.8% in the third quarter of 2022 decreased 370 basis points year-over-year, reflecting product/volume mix and items such as the impact of currency translation, change of estimates, inflationary pressures, and a non-recurring milestone payment. GAAP gross margins year-to-date were 70% and in-line with the company's forecasted range.
•GAAP total operating expenses in the third quarter of 2022 were $151.0 million, decreasing $48.4 million year-over-year; adjusted operating expenses in the quarter increased $5.5 million year-over-year to $127.0 million, or approximately 5% growth.
•GAAP operating loss in the third quarter of 2022 was $45.0 million, improving $34.9 million year-over-year; adjusted operating loss was $20.6 million, increasing $19.2 million year-over-year from a loss of $1.4 million.
•Ended the third quarter of 2022 with $259.2 million in cash, cash equivalents and investments as compared to $283.6 million at the beginning of the quarter. The decrease was driven primarily by ongoing capital expenditures and investments in the company's labs of the future initiative. Operating cash flow was a decrease of $2 million in the third quarter. The company ended the quarter with no debt outstanding.

Business Performance and Highlights:

Oncology
The Myriad Genetics Oncology business provides hereditary cancer testing, including the MyRisk hereditary cancer test for patients who have cancer. It also provides tumor profiling products such as the myChoice® CDx companion diagnostic test, the Prolaris® prostate cancer test, and the EndoPredict® breast cancer prognostic test. The Oncology business delivered revenue of $69.2 million in the third quarter of 2022.
•Prolaris continued to see strong demand, as third quarter testing volumes grew mid-teens year-over-year.
•Precise Tumor quarterly testing volumes highest since launch with strong attachment rate to MyRisk and BRACAnalysis CDx.

Women’s Health
The Myriad Genetics Women’s Health business serves women of all ancestries by assessing their risk of cancer and offers prenatal testing solutions for those who are pregnant or planning a family. The Women’s Health business delivered revenue of $54.3 million in the third quarter of 2022.
•Third quarter hereditary cancer testing volumes were higher than any prior quarter in 2022.
•Prenatal testing volumes, in the third quarter, were stable year-over-year.

Mental Health
The Myriad Genetics Mental Health business consists of the GeneSight test that covers 64 medications commonly prescribed for depression, anxiety, attention deficit hyperactivity disorder, and other psychiatric conditions. GeneSight helps physicians understand how genetic alterations impact patient response to antidepressants and other drugs. In the pharmacogenomics category, the GeneSight test recorded revenue of $33.0 million in the third quarter of 2022, an increase of 37% year-over-year.
•Surpassed 2 million total GeneSight tests processed to date.
•The Centers for Medicare & Medicaid Services (CMS) preliminarily agreed to crosswalk GeneSight to Proprietary Laboratory Analyses (PLA) code 0175U, which is expected to be final by January 1, 2023.
•Achieved highest quarterly GeneSight volumes in the third quarter of 2022.

Myriad Genetics Expands Consumer Access to Genetic Testing with Acquisition of Gateway Genomics and Its Leading SneakPeek® Early Gender DNA Test
Myriad Genetics today announced that it has acquired Gateway Genomics, LLC, a personal genomics company and developer of consumer genetic tests including the No. 1 selling SneakPeek Early Gender DNA Test. SneakPeek reveals a baby’s gender at six weeks into pregnancy -- the only at-home test to do so with 99% accuracy and the earliest method available.
Approximately 3.6 million babies are born in the United States every year2, and SneakPeek attracts over 4 million annual visitors to its website, capturing a large percentage of pregnant families who could benefit from a range of prenatal care options. Through expanded online engagement, consumers who use SneakPeek also can learn the benefits of other forms of genetic testing offered by Myriad Genetics.
Over the last three years, SneakPeek has grown at a compound annual rate exceeding 20%. SneakPeek is offered directly to consumers at sneakpeektest.com, online channel partners, and more than 1,850 clinicians in the U.S. and select international markets. The test has strong brand loyalty and a 76-point Net Promoter Score. It is the best-selling prenatal DNA test on Amazon® and the top searched gender test on Google® with more than 9,000 reviews and a 4.5 star average rating.
Myriad Genetics acquired Gateway Genomics for an upfront cash purchase price of $67.5 million, subject to customary working capital adjustments and an escrow of $7.5 million. Gateway has the opportunity to earn up to an additional $32.5 million of cash payments in 2023 and 2024 if certain revenue, volume synergy and EBITDA targets are achieved. Projected revenues for Gateway in calendar year 2022 are approximately $20 million. The core Gateway business is expected to grow over 20% compounded over the next three to five years, excluding synergies, and is expected to be neutral to Myriad’s earnings and operating cash flows in 2023. Gateway is also expected to be accretive to Myriad’s growth rate, earnings and operating cash flows in 2024.
2Source: CDC Births: Final Data for 2020 https://www.cdc.gov/nchs/fastats/births.htm

Financial Guidance
Below is a table summarizing Myriad Genetics' fiscal year 2022 financial guidance:

(in millions, except per share amounts)

Revenue
Updated	$668 - $672
Previous	$670 - $700
Change	Decrease midpoint $15
Gross Margin
Updated	70%
Previous	70% - 72%
Change	1% decrease from the midpoint of previous range

	GAAP	Adjusted (Non-GAAP)
Operating Expenses
Updated	$599 - $601	$504 - $506
Previous	$585 - $595	$490 - $500
Change	Increase midpoint $10	Increase midpoint $10
Earnings (Loss) Per Share
Updated	$(1.35) - $(1.30)	$(0.35) - $(0.30)
Previous	$(1.10) - $(1.00)	$(0.10) - $0.00
Change	Decrease $0.25 - $0.30	Decrease $0.25 - $0.30

Myriad Genetics' fiscal year 2022 non-GAAP guidance begins with the comparable GAAP financial measure and excludes the estimated impact of stock-based compensation expense of approximately $40.0 million, non-cash amortization associated with acquisitions of approximately $40.0 million and special items such as costs related to transformation initiatives of approximately $15.0 million. These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.

The updated 2022 financial guidance reflects third quarter business updates as well as the impact of currency translation and change of estimates.

Conference Call and Webcast
A conference call will be held today, Tuesday, November 1, 2022, at 4:30 p.m. EDT to discuss Myriad Genetics’ financial results and business developments for the third quarter 2022. The dial-in number for domestic callers is 1-800-954-0689. International callers may dial 1-212-231-2937. All callers will be asked to reference reservation number 22021060. An archived replay of the call will be available for seven days by dialing 1-800-954-0689 and entering the reservation number above. The conference call and slide presentation will be available through a live webcast at www.myriad.com.

About Myriad Genetics
Myriad Genetics is a leading genetic testing and precision medicine company dedicated to advancing health and well-being for all. Myriad Genetics develops and offers genetic tests that help assess the risk of developing disease or disease progression and guide treatment decisions across medical specialties where critical genetic insights can significantly improve patient care and lower healthcare costs. For more information, visit www.myriad.com.

Myriad, the Myriad logo, BRACAnalysis, BRACAnalysis CDx, Colaris, Colaris AP, MyRisk, Myriad myRisk, MyRisk Hereditary Cancer, myChoice, Tumor BRACAnalysis CDx, myChoice CDx, Prequel, Prequel with Amplify, Amplify, Foresight, Precise, FirstGene, Health.Illuminated., RiskScore, Prolaris, GeneSight, and EndoPredict are registered trademarks or trademarks of Myriad Genetics, Inc. All third-party marks—® and ™—are the property of their respective owners. © 2022 Myriad Genetics, Inc. All rights reserved.

Revenue by Product (Unaudited):

	Three months ended September 30,
(in millions)	2022					2021
	WH	ONC	MH	Other	Total	WH	ONC	MH	Other	Total	% Change
Hereditary Cancer	$32.2	$38.3	$—	$—	$70.5	$35.5	$43.9	$—	$—	$79.4	(11)%
Tumor Profiling	—	30.8	—	—	30.8	—	32.9	—	—	32.9	(6)%
Prenatal	22.1	—	—	—	22.1	23.6	—	—	—	23.6	(6)%
Pharmacogenomics	—	—	33.0	—	33.0	—	—	24.1	—	24.1	37%
Autoimmune	—	—	—	—	—	—	—	—	7.3	7.3	(100)%
Total molecular diagnostic	54.3	69.2	33.0	—	156.4	59.1	76.8	24.1	7.3	167.3	(6)%
Total pharma and clinical	—	—	—	—	—	—	—	—	—	—	—%
Total Revenue	$54.3	$69.2	$33.0	$—	$156.4	$59.1	$76.8	$24.1	$7.3	$167.3	(6)%

	Nine months ended September 30,
(in millions)	2022					2021
	WH	ONC	MH	Other	Total	WH	ONC	MH	Other	Total	% Change
Hereditary Cancer	$102.4	$118.2	$—	$—	$220.6	$105.1	$136.4	$—	$—	$241.5	(9)%
Tumor Profiling	—	96.9	—	—	96.9	—	94.4	—	—	94.4	3%
Prenatal	87.3	—	—	—	87.3	76.7	—	—	—	76.7	14%
Pharmacogenomics	—	—	95.5	—	95.5	—	—	64.3	—	64.3	48%
Autoimmune	—	—	—	0.3	0.3	—	—	—	28.2	28.2	(99)%
Other	—	—	—	—	—	—	—	—	0.5	0.5	(99)%
Total molecular diagnostic	189.7	215.1	95.5	0.3	500.6	181.8	230.8	64.3	28.7	505.6	(1)%
Total pharma and clinical	—	—	—	—	—	—	—	—	24.2	24.2	(100)%
Total Revenue	$189.7	$215.1	$95.5	$0.3	$500.6	$181.8	$230.8	$64.3	$52.9	$529.8	(6)%

Business Units:
WH = Women’s Health
ONC = Oncology
MH = Mental Health

Product Categories:
Hereditary Cancer – MyRisk, BRACAnalysis, BRACAnalysis CDx
Tumor Profiling – myChoice CDx, Prolaris, EndoPredict
Prenatal – Foresight, Prequel
Pharmacogenomics – GeneSight
Autoimmune – Vectra
Other – myPath
Pharma and clinical – RBM, COVID-19 testing

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Statements of Operations
(in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
	(unaudited)
Molecular diagnostic testing	$156.4	$167.3	$500.6	$505.6
Pharmaceutical and clinical services	—	—	—	24.2
Total revenue	156.4	167.3	500.6	529.8
Costs and expenses:
Cost of molecular diagnostic testing	50.4	47.8	148.1	139.9
Cost of pharmaceutical and clinical services	—	—	—	11.9
Research and development expense	20.5	18.8	62.0	61.4
Selling, general, and administrative expense	130.5	180.6	368.2	462.2
Goodwill and long-lived asset impairment charges	—	—	10.7	1.8
Total costs and expenses	201.4	247.2	589.0	677.2
Operating loss	(45.0)	(79.9)	(88.4)	(147.4)
Other income (expense):
Interest income	1.1	0.2	1.6	0.6
Interest expense	(0.8)	(1.1)	(2.3)	(6.1)
Other	0.5	120.6	0.6	139.3
Total other income (expense), net	0.8	119.7	(0.1)	133.8
Loss before income tax	(44.2)	39.8	(88.5)	(13.6)
Income tax expense (benefit)	(9.1)	15.2	(18.8)	6.0
Net income (loss)	$(35.1)	$24.6	$(69.7)	$(19.6)
Net income (loss) attributable to non-controlling interest	—	—	—	—
Net income (loss) attributable to Myriad Genetics, Inc. stockholders	$(35.1)	$24.6	$(69.7)	$(19.6)
Net income (loss) per share:
Basic	$(0.43)	$0.31	$(0.87)	$(0.25)
Diluted	$(0.43)	$0.30	$(0.87)	$(0.25)
Weighted average shares outstanding:
Basic	80.7	78.8	80.4	77.3
Diluted	80.7	81.5	80.4	77.3

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except share information)

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$110.7	$258.4
Marketable investment securities	82.5	81.4
Trade accounts receivable	102.2	91.3
Inventory	19.6	15.3
Prepaid taxes	17.8	18.4
Prepaid expenses and other current assets	19.5	20.0
Total current assets	352.3	484.8
Operating lease right-of-use assets	110.6	81.8
Long-term marketable investment securities	66.0	59.0
Property, plant and equipment, net	67.5	43.5
Intangibles, net	370.8	404.1
Goodwill	236.5	239.2
Other assets	8.3	8.3
Total assets	$1,212.0	$1,320.7
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	29.6	29.6
Accrued liabilities	85.3	156.5
Current maturities of operating lease liabilities	14.0	13.0
Deferred revenues	0.2	5.2
Total current liabilities	129.1	204.3
Unrecognized tax benefits	27.9	27.9
Long-term deferred taxes	10.5	35.8
Noncurrent operating lease liabilities	123.3	79.3
Other long-term liabilities	4.6	5.6
Total liabilities	295.4	352.9
Commitments and contingencies
Stockholders’ equity:
Common stock, 80.9 million and 80.0 million shares outstanding at September 30, 2022 and December 31, 2021, respectively	0.8	0.8
Additional paid-in capital	1,251.0	1,226.3
Accumulated other comprehensive loss	(11.3)	(5.1)
Accumulated deficit	(323.9)	(254.2)
Total Myriad Genetics, Inc. stockholders’ equity	916.6	967.8
Non-controlling interest	—	—
Total stockholders' equity	916.6	967.8
Total liabilities and stockholders’ equity	$1,212.0	$1,320.7

MYRIAD GENETICS, INC.
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in millions)

	Nine months ended September 30,
	2022	2021
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to Myriad Genetics, Inc. stockholders	$(69.7)	$(19.6)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	39.0	49.5
Non-cash interest expense	1.1	1.3
Non-cash lease expense	8.6	9.8
Tenant improvement allowance received	8.6	—
Stock-based compensation expense	29.9	27.9
Deferred income taxes	(22.0)	(27.8)
Unrecognized tax benefits	0.1	1.5
Bad debt expense	1.3	0.2
Loss on inventory	—	6.5
Impairment of goodwill and long-lived assets	10.7	1.8
Gain on sale of assets	—	(162.0)
Changes in assets and liabilities:
Prepaid expenses and other current assets	0.4	(6.7)
Trade accounts receivable	(12.8)	(11.8)
Inventory	(4.4)	(1.6)
Prepaid taxes	0.5	108.0
Other assets	(0.5)	(3.6)
Accounts payable	(1.1)	(4.8)
Accrued expenses and other liabilities	(83.4)	79.9
Deferred revenue	(4.9)	(20.4)
Net cash provided by (used in) operating activities	(98.6)	28.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(30.7)	(14.6)
Proceeds from sale of assets	—	379.1
Purchases of marketable investment securities	(98.8)	(101.0)
Proceeds from maturities and sales of marketable investment securities	87.6	36.8
Net cash provided by (used in) investing activities	(41.9)	300.3
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued under stock-based compensation plans	3.9	90.0
Payment of tax withheld for common stock issued under stock-based compensation plans	(9.1)	(8.6)
Payment of contingent consideration recognized at acquisition	—	(3.3)
Fees associated with refinancing of revolving credit facility	(0.7)	(1.2)
Repayment of revolving credit facility	—	(226.4)
Net cash used in financing activities	(5.9)	(149.5)
Effect of foreign exchange rates on cash and cash equivalents	(1.3)	(0.7)
Net increase (decrease) in cash and cash equivalents	(147.7)	178.2
Cash and cash equivalents at beginning of the period	258.4	117.0
Cash and cash equivalents at end of the period	$110.7	$295.2

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the company's 2022 financial guidance, expectations about the acquisition of Gateway Genomics, including that the acquisition is expected to be accretive to the company's growth rate, earnings and operating cash flows in 2024, the projected revenues of Gateway in calendar year 2022 and growth of Gateway over the next three to five years, excluding synergies, and the expected sustainability of growth in the GeneSight business. These “forward-looking statements” are management’s expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated. These risks include, but are not limited to: the risk that sales and profit margins of the company’s existing molecular diagnostic tests may decline or that the company may not be able to operate its business on a profitable basis; risks related to the company’s ability to generate sufficient revenue from its existing product portfolio or in launching and commercializing new tests; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the company’s tests or the company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; uncertainties associated with COVID-19, including its possible effects on the company's operations and the demand for its products and services and the company's ability to efficiently and flexibly manage its business; the risk that the company may be unable to develop or achieve commercial success for additional molecular diagnostic tests in a timely manner, or at all; the risk that the company may not successfully develop new markets for its molecular diagnostic tests, including the company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the company’s molecular diagnostic tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating and constructing the company’s laboratory testing facilities; risks related to public concern over genetic testing in general or the company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the company’s ability to obtain new corporate collaborations or licenses and acquire or develop new technologies or businesses on satisfactory terms, if at all; risks related to the company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses, acquires or develops; risks related to the company’s projections about the potential market opportunity for the company’s current and future products; the risk that the company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the company’s tests; the risk of patent-infringement claims or challenges to the validity of the company’s patents; risks related to changes in intellectual property laws covering the company’s molecular diagnostic tests, or patents or enforcement, in the United States and foreign countries; risks related to security breaches, loss of data and other disruptions, including from cyberattacks; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the company may be unable to comply with financial operating covenants under the company’s credit or lending agreements; risks related to the material weakness related to the company’s general information technology controls, including the impact thereof and the company's remediation plan, and the company's ability to achieve and maintain effective disclosure controls and procedures and internal control over financial reporting; risks related to current and future lawsuits, including product or professional liability claims; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on February 25, 2022, as well as any updates to those risk factors filed from time to time in the company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Reconciliation of Revenue to Revenue Excluding Divested Businesses for the Three and Nine Months ended September 30, 2022 and 2021
(unaudited data in millions, except per share amount)

	Three months ended		Nine months ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenue Excluding Divested Businesses
Revenue	$156.4	$167.3	$500.6	$529.8
Myriad RBM Revenues	—	—	—	(21.2)
Autoimmune Revenues	—	(7.2)	(0.3)	(28.3)
COVID Testing Revenues	—	—	—	(2.9)
MyPath Revenues	—	—	—	(0.5)
Revenue Excluding Divested Businesses	$156.4	$160.1	$500.3	$476.9

Statement regarding use of non-GAAP financial measures
In this press release, the company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures
for the Three and Nine Months ended September 30, 2022 and 2021
(unaudited data in millions, except per share amount)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Adjusted Gross Margin
GAAP Gross Profit (1)	$106.0	$119.5	$352.5	$378.0
Equity compensation	0.4	0.4	1.0	1.0
Other adjustments	—	0.1	—	1.3
Adjusted Gross Profit	$106.4	$120.0	$353.5	$380.3
Adjusted Gross Margin	68.0%	71.7%	70.6%	71.8%
(1) Consists of total revenues less cost of molecular diagnostic testing and cost of pharmaceutical and clinical services from the Consolidated Statements of Operations.

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Adjusted Operating Expenses
GAAP Operating Expenses (1)	$151.0	$199.4	$440.9	$525.4
Acquisition - amortization of intangible assets	(10.1)	(11.5)	(30.4)	(40.3)
Goodwill and long-lived asset impairment charges	—	—	(10.7)	(1.8)
Equity compensation	(9.0)	(9.6)	(28.7)	(26.9)
Transformation initiatives	(4.7)	(6.0)	(12.4)	(18.8)
Divestiture-related costs	—	(0.1)	—	(1.8)
Legal charges, net of insurance reimbursement	—	—	12.9	(48.0)
Other adjustments	(0.2)	(2.7)	0.7	(16.4)
Adjusted Operating Expenses	$127.0	$121.5	$372.3	$371.4
(1) Consists of research and development expense, selling, general, and administrative expense, and goodwill and long-lived asset impairment charges from the Consolidated Statements of Operations.

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Adjusted Operating Income (Loss)
GAAP Operating Loss	$(45.0)	$(79.9)	$(88.4)	$(147.4)
Acquisition - amortization of intangible assets	10.1	11.5	30.4	40.3
Goodwill and long-lived asset impairment charges	—	—	10.7	1.8
Equity compensation	9.4	10.0	29.6	27.9
Transformation initiatives	4.7	6.0	12.4	18.8
Divestiture-related costs	—	0.2	—	1.9
Legal charges, net of insurance reimbursement	—	48.0	(12.9)	48.0
Other adjustments	0.2	2.8	(0.7)	17.7
Adjusted Operating Income (Loss)	$(20.6)	$(1.4)	$(18.9)	$9.0

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Adjusted Net Income (Loss) (1)
GAAP Net Income (Loss) Attributable to Myriad Genetics, Inc. Stockholders	$(35.1)	$24.6	$(69.7)	$(19.6)
Acquisition - amortization of intangible assets	10.1	11.5	30.4	40.3
Goodwill and long-lived asset impairment charges	—	—	10.7	1.8
Equity compensation	9.4	10.0	29.6	27.9
Transformation initiatives	4.7	6.0	12.4	18.8
Gain on sale	—	(120.4)	—	(151.6)
Divestiture-related costs	—	0.1	—	14.5
Legal charges, net of insurance reimbursement	—	48.0	(12.9)	48.0
Other adjustments	0.2	2.0	(0.7)	16.9
Tax impact of non-GAAP adjustments	(4.5)	16.5	(14.3)	6.0
Adjusted Net Income (Loss)	$(15.2)	$(1.7)	$(14.5)	$3.0
Weighted average shares outstanding:
Basic	80.7	78.8	80.4	77.3
Diluted	80.7	78.8	80.4	79.8
Adjusted Net Earnings Per Share
Basic	$(0.19)	$(0.02)	$(0.18)	$0.04
Diluted	$(0.19)	$(0.02)	$(0.18)	$0.04
(1) To determine Adjusted Net Earnings Per Share, or adjusted EPS.

Adjusted Free Cash Flow Reconciliation
for the Three Months and Nine Months Ended September 30, 2022 and 2021
(unaudited data in millions)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Cash flow from operations	$(1.8)	$(39.3)	$(98.6)	$28.1
Capital expenditures	(17.7)	(3.0)	(30.7)	(14.6)
Free cash flow	$(19.5)	$(42.3)	$(129.3)	$13.5
Transformation initiatives	4.7	6.0	12.4	18.4
Legal charges, net of insurance reimbursement	—	—	49.9	—
Other adjustments	—	2.0	—	5.2
Adjusted free cash flow[1]	$(14.8)	$(34.3)	$(67.0)	$37.1
(1) The Company has revised its Adjusted Free Cash Flow metric to exclude the tax impact, if any, associated with non-GAAP adjustments

Following is a description of the adjustments made to GAAP financial measures:
•Acquisition – amortization of intangible assets – represents recurring amortization charges resulting from the acquisition of intangible assets.
•Goodwill and long-lived asset impairment charges – impairment charges on long-lived assets and goodwill.
•Equity compensation – non-cash equity-based compensation provided to Myriad Genetics employees and directors.
•Transformation initiatives – transitory costs such as consulting and professional fees related to transformation initiatives and additional rent as a result of the build-out of our new laboratories in Salt Lake City, Utah and in South San Francisco, California, while maintaining our current laboratories in those locations.
•Gain on sale — gain recognized in our divestiture of the Myriad myPath, LLC laboratory.
•Divestiture-related costs — non-recurring costs associated with our divestiture of the Myriad myPath, LLC laboratory, Myriad RBM, Inc., and the Myriad Autoimmune business.
•Legal charges, net of insurance reimbursement – one-time legal expenses, net of insurance reimbursement.
•Other adjustments – other one-time non-recurring expenses including changes in the fair value of contingent consideration related to acquisitions from prior years for the three and nine months ended September 30, 2022. For the three and nine months ended September 30, 2021, the other one-time non-recurring expenses included expenses related to leadership transition, expenses related to non-recurring severance and retention agreements, non-recurring legal expenses and potential future consideration related to acquisitions from prior years.
•Tax impact associated with non-GAAP adjustments – tax expense/(benefit) due to non-GAAP adjustments and differences between stock compensation recorded for book purposes as compared to the allowable tax deductions and, for the three and nine months ended September 30, 2021, the CARES Act legislation.